Exhibit 99.1

SAKS INCORPORATED ANNOUNCES PLANNED EXIT OF CHAIRMAN & CEO AND PRESIDENT & CHIEF MERCHANT FOLLOWING COMPLETION OF MERGER WITH HUDSON’S BAY COMPANY

Contact:	Julia Bentley
(865) 981-6243
www.saksincorporated.com

New York, New York (September 16, 2013)—Retailer Saks Incorporated (NYSE: SKS) (“Saks” or the “Company”) today announced that upon completion of the Merger (as defined in the Merger Agreement) with Hudson’s Bay Company (TSX: HBC) (“HBC”), both Stephen I. Sadove, Chairman and CEO of Saks, and Ronald L. Frasch, President and Chief Merchant of Saks, would be leaving the Company.

Donald Hess, Lead Director of Saks’ Board of Directors, commented, “Steve and Ron have been a great team over the last nine years. They are admired and respected throughout both the Company and the retail industry. Their leadership, strategic focus, collaboration, creativity, and enthusiasm for the business have molded Saks into an iconic omni-channel luxury retailer. Together, they have created an exceptional management team, a special company culture, and a distinct fashion point of view. Through their leadership, the whole is truly so much greater than the sum of the parts.”

Sadove and Frasch jointly commented, “Saks has a great team, and working together, we have all accomplished so much over the last several years. We have developed and executed focused merchandising, marketing and service strategies. We survived the recession and emerged a stronger, more disciplined organization. We have continued to modernize the Saks brand and elevate and differentiate our merchandise assortments. Our marketing efforts have become even more strategic and targeted, and our brand and image marketing is among the best in the industry. We have elevated our service levels and demonstrated our commitment to giving and to our communities through our very special charity affiliations. We have strengthened our balance sheet and improved our real estate. We have built a powerful saks.com business and transformed Saks OFF 5TH into an aggressive growth story. And, through key technology enhancements, innovative thinking and collaboration, our evolution to an omni-channel retailer has been a game changer.”

Sadove and Frasch continued, “We have best-in-class talent, fashion and style authority, great vendor partnerships, and a record of innovation. We are extremely proud of the legacy that we are leaving to HBC.”

The planned merger transaction between Saks and HBC has been approved by each company’s board of directors and is expected to close before the end of the calendar year, subject to approval by Saks shareholders and other customary closing conditions.

Saks Incorporated currently operates 41 Saks Fifth Avenue stores, 69 Saks Fifth Avenue OFF 5TH stores, and saks.com.

About Stephen I. Sadove, Chairman and Chief Executive Officer

In January 2002, Steve Sadove joined the management team of Saks Incorporated as Vice Chairman. In March 2004, he assumed the additional post of Chief Operating Officer of the Company, and in January 2006 he assumed the position of Chief Executive Officer. In May 2007, he assumed his current position of Chairman and Chief Executive Officer of Saks Incorporated.

Sadove serves on the Company’s Board of Directors, a position he has held since September 1998. Sadove also served on the board of Saks Holdings, Inc. from 1996 until its September 1998 merger with the Company.

Prior to joining the Company, Sadove built a distinguished marketing and consumer products career spanning over 25 years. Between 1975 and 1991, Sadove held various positions of increasing responsibility with General Foods USA, including Executive Vice President and General Manager of the Desserts Division.

Sadove joined Bristol-Myers Squibb Company in 1991 as President of Clairol. In 1994, he was appointed President, Worldwide Clairol, having direct responsibility for the Clairol business in the United States as well as all of the consumer businesses in Canada, Europe, the Middle East, Africa, and Latin America. In 1996, he was appointed to the post of President, Bristol-Myers Squibb Worldwide Beauty Care, with responsibility for Clairol Worldwide and Matrix Essentials. In 1997, he was appointed President, Bristol-Myers Squibb Worldwide Beauty Care and Nutritionals, adding Mead Johnson Nutritionals to his duties.

During his tenure at Bristol-Myers Squibb, Sadove led Clairol to become the number one hair care business in the United States, relaunched the Herbal Essences brand into a $700 million business, and completed the sale of the beauty care business to Procter & Gamble for approximately $5 billion.

Sadove is a graduate of Hamilton College and holds an MBA with distinction from Harvard Business School. He currently serves on the board of directors of Colgate-Palmolive and Ruby Tuesday. Sadove also serves as Chairman of the Boards of the National Retail Federation and Hamilton College.

About Ronald L. Frasch, President and Chief Merchandising Officer

Ronald Frasch was named President and Chief Merchandising Officer of Saks Fifth Avenue in February 2007. He joined the Company in January 2004 and served in a non-executive role through November 2004 when he was named Vice Chairman and Chief Merchant of Saks Fifth Avenue.

Frasch served as Chairman and Chief Executive Officer of Neiman Marcus Group’s Bergdorf Goodman from April 2000 until January 2004. He was President of GFT USA from July 1996 until March 2000 and President and Chief Executive Officer of Escada USA from February 1994 until June 1996. Prior to that, he spent ten years at Neiman Marcus in various merchandising roles of increasing responsibility, rising to Senior Vice President and General Merchandise Manager. Prior to joining Neiman Marcus, Frasch was a divisional merchandise manager with Saks Fifth Avenue.

Forward-looking Information

The information contained in this press release that addresses future results or expectations is considered “forward-looking” information within the definition of the Federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information.

The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of Saks’ merger agreement with Hudson’s Bay Company (“HBC”), (2) the failure to obtain Saks shareholder approval of the merger with HBC or the failure to satisfy any of the other closing conditions to the merger, (3) the failure of HBC to obtain the necessary financing arrangements set forth in the debt commitment letter and equity investment agreement providing for its financing of the merger, (4) risks related to disruption of management’s attention from Saks’ ongoing business operations due to the transaction, (5) the effect of the announcement of the merger on the ability of Saks to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) the level of consumer spending for luxury apparel and other merchandise carried by the Company and its ability to respond quickly to consumer trends; (7) macroeconomic conditions and their effect on consumer spending; (8) the Company’s ability to secure adequate financing; (9) adequate and stable sources of merchandise; (10) the competitive pricing environment within the retail sector; (11) the effectiveness of planned advertising, marketing, and promotional campaigns; (12) favorable customer response to relationship marketing efforts of proprietary credit card loyalty programs; (13) appropriate inventory management; (14) effective expense control; (15) successful operation of the Company’s proprietary credit card strategic alliance with Capital One Financial Corporation; (16) geo-political risks; (17) weather conditions and natural disasters; (18) the performance of the financial markets; (19) changes in interest rates; and (20) fluctuations in foreign currency and exchange rates.

Additional factors that may cause Saks’ actual results to differ materially from those described in the forward-looking statements may be found in Saks’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended February 2, 2013, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, which may be accessed via the Internet at www.sec.gov.

The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This press release does not constitute a solicitation of any vote or approval. In connection with the proposed merger, Saks will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SAKS’ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement and other documents that Saks files with the SEC (when available) from the SEC’s website at www.sec.gov and Saks’ website at www.saksincorporated.com. In addition, the proxy statement and other documents filed by Saks with the SEC (when available) may be obtained from Saks free of charge by directing a request to Saks Incorporated, Investor Relations Department, 12 East 49th Street, New York, New York 10017, 865-981-6243.

Saks and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Saks’ shareholders with respect to the proposed acquisition of Saks by HBC. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Saks Annual Report on Form 10-K for the fiscal year ended February 2, 2013, and its definitive proxy statement for the 2013 annual meeting of shareholders. Additional information regarding the interests of such individuals in the proposed acquisition of Saks by HBC will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Saks website at www.saksincorporated.com.

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